                                                                    EXHIBIT 3.8




                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                      HORNBECK-LEEVAC MARINE OPERATORS, LLC



                                December 17, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS........................................................2
         Section 1.1.  Terms Defined..........................................2
         Section 1.2.  Number and Gender......................................3
ARTICLE II  GENERAL...........................................................3
         Section 2.1.  Name...................................................3
         Section 2.2.  Principal Place of Business; Registered Office;
                         Registered Agent.....................................3
         Section 2.3.  Term...................................................4
         Section 2.4.  Taxation as a Disregarded Entity.......................4
         Section 2.5.  Purpose of the Company.................................4
ARTICLE III  CAPITAL CONTRIBUTIONS; LOANS; MEMBERSHIP INTERESTS...............4
         Section 3.1.  Initial Capital Contributions..........................4
         Section 3.2.  Additional Capital Contributions, Loans and
                         Guaranties...........................................4
         Section 3.3.  Member Loans...........................................4
         Section 3.4.  Other Matters Relating to Capital Contributions........4
         Section 3.5.  Membership Interests...................................5
ARTICLE IV  MANAGEMENT BY MANAGERS............................................5
         Section 4.1.  Management of the Company..............................5
         Section 4.2.  Number.................................................6
         Section 4.3.  Qualifications, Election and Term......................6
         Section 4.4.  Regular Meetings.......................................6
         Section 4.5.  Special Meetings.......................................6
         Section 4.6.  Quorum; Majority Vote..................................7
         Section 4.7.  Officers...............................................7
ARTICLE V  MEETINGS OF MEMBERS................................................9
         Section 5.1.  Meetings...............................................9
         Section 5.2.  Place of Meetings......................................9
         Section 5.3.  Quorum.................................................9
         Section 5.4.  Voting by Members......................................9
         Section 5.5.  Voting Procedure.......................................9
         Section 5.6.  Action Without Meeting; Telephone Meetings.............9
ARTICLE VI  LIMITATION OF LIABILITY..........................................10
         Section 6.1.  Limitation of Liability; Indemnification..............10
ARTICLE VII  DISTRIBUTIONS...................................................10
         Section 7.1.  Distributions of Cash Flow............................10
         Section 7.2.  Limitations on Distributions..........................10
         Section 7.3.  Distributions Upon Liquidation of Company.............10
         Section 7.4.  Payment of Costs and Expenses.........................11
ARTICLE VIII  FISCAL MATTERS.................................................11
         Section 8.1.  Books and Records.....................................11
         Section 8.2.  Tax Returns...........................................11
         Section 8.3.  Bank Accounts.........................................11
         Section 8.4.  Tax Elections.........................................11
ARTICLE IX  TRANSFERS AND ADMISSION OF NEW MEMBERS...........................12
         Section 9.1.  Restriction on Transfers and Admission of New
                         Members.............................................12
         Section 9.2.  Assumption by Transferee..............................12


                                       i
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                                TABLE OF CONTENTS
                                   (Continued)

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
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         Section 9.3.  Assumption by New Members.............................12
         Section 9.4.  Cost of Transfers.....................................12
         Section 9.5.  Effect of Attempted Disposition in Violation of this
                          Agreement..........................................12
ARTICLE X  RETIREMENT OR RESIGNATION OF MEMBER...............................12
         Section 10.1.  Withdrawal...........................................12
         Section 10.2.  Distributions on Withdrawal..........................13
ARTICLE XI  EXPULSION........................................................13
         Section 11.1.  Expulsion............................................13
         Section 11.2.  Distributions on Expulsion...........................13
ARTICLE XII  DISSOLUTION.....................................................13
         Section 12.1.  Dissolution..........................................13
ARTICLE XIII  MISCELLANEOUS..................................................13
         Section 13.1.  Amendments...........................................13
         Section 13.2.  Integration..........................................13
         Section 13.3.  Other Activities.....................................13
         Section 13.4.  Partition............................................14
         Section 13.5.  Notices..............................................14
         Section 13.6.  Provisions Severable.................................14
         Section 13.7.  Headings.............................................14
         Section 13.8.  Third Party Beneficiaries............................14
ARTICLE XIV  CERTIFICATE BY MEMBERS..........................................14

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      HORNBECK-LEEVAC MARINE OPERATORS, LLC



         This Limited Liability Company Agreement of HORNBECK-LEEVAC Marine Operators, LLC is adopted as of the date set forth below by HORNBECK-LEEVAC Marine Services, Inc., a Delaware corporation, the sole member of HORNBECK-LEEVAC Marine Operators, LLC, a Delaware limited liability company, as follows:

                                   ARTICLE I

                                  DEFINITIONS


         Section 1.1. TERMS DEFINED. When used in this Agreement, the following terms shall have the meanings set forth below:

         "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time.

         "Affiliate" shall mean a Person (i) which is directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question, or (ii) in which the Person in question is a manager, officer, director or has a financial interest. The term "control," as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of such corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         "Agreement" shall mean this Limited Liability Company Agreement as amended from time to time.

         "Capital Contribution" shall mean cash and the fair market value of any property other than cash (net of liabilities which the Company assumes or takes the property subject to) that is contributed to the capital of the Company by a Member.

         "Cash Flow" shall mean, for the period in question, the amount by which the aggregate cash receipts of the Company from any source (including loans) exceed the sum of the cash expenditures of the Company plus a cash reserve in the amount determined by a Majority in Membership Interests to be sufficient to meet the working capital requirements of the Company.

         "Certificate" shall mean the Certificate of Formation filed on behalf of the Company with the Secretary of State of the State of Delaware in accordance with all applicable statutes.

         "Company" shall mean HORNBECK-LEEVAC Marine Operators, LLC, the limited liability company created pursuant to the Certificate and governed by this Agreement.

         "Initial Member" shall mean HORNBECK-LEEVAC Marine Services, Inc.

         "Majority in Membership Interests" shall mean, at a properly called meeting at which a quorum of Members entitled to vote is present, Members owning more than 50% of the Membership Interests entitled to vote present at such meeting.

         "Managers" shall mean those persons appointed as such pursuant to
Article IV to manage and control the business affairs of the Company.

         "Members" shall mean HORNBECK-LEEVAC Marine Services, Inc., any transferees of Membership Interests pursuant to Section 9.1(b) and any new Members admitted to the Company pursuant to Section 9.1(c).

         "Membership Interest" shall mean a Member's percentage interest in the voting rights and distributions of the Company as described in Section 3.5 and as may be affected by the provisions hereunder.

         "Officer" shall mean an individual appointed by a Majority in Membership Interests pursuant to Section 4.7.

         "Person" shall mean an individual, partnership, joint venture, corporation, trust, limited liability company, estate or other entity or organization.

         "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

         "Section" shall mean any section or subsection in this Agreement.

         "Transfers" shall mean the sale, transfer, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of all or any part of a Membership Interest.

         Section 1.2. NUMBER AND GENDER. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

                                   ARTICLE II

                                     GENERAL

         Section 2.1. NAME. The business of the Company shall be conducted under the name of the Company.

         Section 2.2. PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE; REGISTERED AGENT. The principal place of business of the Company shall be at such place as determined by the Managers from time to time. The registered office of the Company shall be at 1209 Orange Street, Wilmington, Delaware. The registered agent shall be The Corporation Trust Company.

         Section 2.3. TERM. The Company shall continue until terminated pursuant to Section 12.1.

         Section 2.4. TAXATION AS A DISREGARDED ENTITY. Solely for federal income tax purposes, the Company shall be disregarded as an entity separate from its Member as long as the Company has a single Member. If necessary, the Member or appropriate officer is authorized and directed to make an election to that effect on behalf of the Company in accordance with the Code and regulations promulgated thereunder. In the event that the Company has more than one Member, due to the admission of additional Members or a transfer of the Initial Member's Membership Interest pursuant to Article VIII, and can no longer be classified as a disregarded entity for federal income tax purposes, the Company's new classification for federal income tax purposes shall be determined by the Majority in Membership Interests and the Members shall take any and all necessary and appropriate actions to effect such classification.

         Section 2.5. PURPOSE OF THE COMPANY. The purpose of the Company is to engage in any business activity that lawfully may be conducted by a limited liability company organized pursuant to the Act, including conducting business activities outside the State of Delaware.

                                  ARTICLE III

                          CAPITAL CONTRIBUTIONS; LOANS;
                              MEMBERSHIP INTERESTS

         Section 3.1. INITIAL CAPITAL CONTRIBUTIONS. The Initial Member is the Person executing this Agreement as of the date hereof as a Member.

         Section 3.2. ADDITIONAL CAPITAL CONTRIBUTIONS, LOANS AND GUARANTIES. No Member shall have any obligation to make any additional Capital Contributions to the Company. Nor shall any Member be obligated to advance any funds, guarantee any loans or otherwise to incur personal liability with respect to any loan to the Company. However, nothing herein shall prohibit or limit the right of any Member to make additional Capital Contributions to the Company.

         Section 3.3. MEMBER LOANS. A Member, or an Affiliate of a Member, may, but is not obligated to, loan or cause to be loaned to the Company such additional sums as the Managers deem appropriate or necessary for the conduct of the business of the Partnership. Loans made by a Member, or an Affiliate of a Member, shall be upon such terms and for such maturities as the Managers deem reasonable in view of all the facts and circumstances and the repayment of which may be designated in priority to distributions of Cash Flow.

         Section 3.4. OTHER MATTERS RELATING TO CAPITAL CONTRIBUTIONS.

                  (a) Loans by any Member to the Company shall not be considered contributions to the capital of the Company.

                  (b) No Member shall be entitled to withdraw, or to obtain a return of, any part of his contribution to the capital of the Company, or to receive property or assets other than cash in return thereof, and no Member shall be liable to any other Member for a return of his contributions to the capital of the Company, except as provided in this Agreement.

                  (c) No Member shall be entitled to priority over any other Member, either with respect to a return of his contributions to the capital of the Company, or to allocations of taxable income, gains, losses or credits, or to distributions, except as provided in this Agreement.

                  (d) No interest shall be paid on any Member's Capital Contribution.

         Section 3.5. MEMBERSHIP INTERESTS. Each Member shall have a Membership Interest expressed as a percentage equal to the following:

                      Initial Member            100%

                                   ARTICLE IV

                             MANAGEMENT BY MANAGERS

         Section 4.1. MANAGEMENT OF THE COMPANY. Except as otherwise expressly limited by statute, the Articles of Organization or the provisions of this Agreement, the Managers shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, and to take all such actions as they deem necessary or appropriate to accomplish the purposes of the Company as set forth herein. By way of illustration and not limitation, the Managers shall have the power:

                  (a) to invest or otherwise participate in partnerships, corporations or other entities;

                  (b) to purchase or otherwise acquire, construct, deal in, sell, lease or otherwise dispose of full or fractional interests in oil and gas leases, real property, depreciable property or personal property of any kind and to buy or hold insurance of any kind;

                  (c) to provide or contract for services of any kind; to make, enter into, deliver or perform contracts, agreements and other undertakings; to contract for the services of accountants, attorneys, investment managers, appraisers, contractors, or other service providers and to delegate powers to any such person; to retain or employ employees;

                  (d) to lend money with or without security to any person, including any Member or an Affiliate of a Member, on any commercially reasonable terms;

                  (e) without limitation as to amount or terms, to borrow and raise moneys, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any such indebtedness and any interest in any such indebtedness by mortgage, pledge, transfer or assignment in trust of all or any part of the Company assets, whether owned at the time of any such transactions or acquired thereafter, and to sell, pledge or otherwise dispose of any such obligations of the Partnership;

                  (f) to guarantee any financial transaction of any kind with or without charging a fee therefor;

                  (g) to have and maintain one or more offices and to rent or acquire office space, engage personnel, purchase equipment and supplies and do anything else which may be appropriate in connection with the maintenance of offices;

                  (h) to pay any expenses related to any of the Company's businesses or affairs;

                  (i) to compromise claims against the Company;

                  (j) to establish bank accounts and other similar accounts for the Company; to make or delegate the authority to make withdrawals from such accounts by check or electronic transfer in the name of the Company; and

                  (k) to acquire real and personal property, arrange financing, enter contracts and complete any other arrangements on behalf of the Company, in the name of the Company or in the name of a nominee without having to disclose the existence of the Company.

         The Managers shall use reasonable efforts to carry out the purposes of the Company. The Managers shall not be required to devote their full time and attention to the management of the business and affairs of the Company, and shall only be required to devote so much time and effort as may be reasonably necessary for that purpose. Except as otherwise expressly set forth in this Agreement, no Member, as such, shall have any authority, right, or power to bind the Company, or to manage, or to participate in the management of, the business and affairs of the Company.

         Section 4.2. NUMBER. The number of Managers shall be determined from time to time by resolution of a Majority in Membership Interests; provided that at all times the number of Managers shall be at least one (1) and no decrease shall have the effect of shortening the term of any incumbent Manager.

         Section 4.3. QUALIFICATIONS, ELECTION AND TERM. Managers need not be residents of Delaware or Members of the Company. The persons constituting the Managers shall be elected by a Majority in Membership Interests. Each Manager, upon election as a Manager, shall hold office until his or her successor is elected and qualified, or until his earlier death, resignation, or removal.

         Section 4.4. REGULAR MEETINGS. Regular meetings of the Managers may be held at such time and place as determined by the Managers. Unless otherwise required by statute, notice of regular meetings of the Managers shall not be required.

         Section 4.5. SPECIAL MEETINGS. Special meetings of the Managers may be called by any Manager upon 24 hours' notice to each Manager, personally or by mail, telegram or facsimile. Except as may be otherwise expressly provided by statute, the Certificate or this Agreement, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

         Section 4.6. QUORUM; MAJORITY VOTE. Each Manager, in its capacity of Manager, shall be entitled to one vote in each action to be taken by the Managers. At all meetings of the Managers, the presence of a majority of the number of Managers fixed in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Managers present in person or by proxy at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically required by statute, the Articles of Organization or this Agreement. If a quorum is not present at any meeting of the Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Upon attainment of representation by a quorum, subject to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 4.7. OFFICERS.

                  (a) Officers of the Company may be appointed by the Managers. The Managers may appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and any other Officer or assistant Officer as they deem appropriate. Any two or more offices may be held by the same person. Each Officer shall be appointed for such term and shall exercise such powers, perform such duties and have such authority as determined from time to time by the Managers.

                  (b) The following officers of the Company, if appointed, shall have such powers and duties, except as modified by the Managers, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Managers and by this Agreement:

                           (i) Chief Executive Officer. The chief executive
                  officer shall be subject to the control of the Managers, and shall in general supervise and control all business and affairs of the Company. The chief executive officer may sign, with the secretary or any other proper officer of the Company thereunto authorized by the Managers, deeds, mortgages, bonds, contracts, and other obligations in the name of the Company, which the Managers have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Managers or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Managers from time to time.

                           (ii) President. In the absence of the chief executive
                  officer, or in the event of his death or inability to act or refusal to act, the president shall perform the duties of the chief executive officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the chief executive officer. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the chief executive officer or the Managers from time to time.

                           (iii) Executive Vice Presidents. Executive vice
                  presidents will perform the duties assigned to them by the Managers, and, in the order designated by the president, at the request of the president or in the absence of the president will perform as well the duties of the president's office. Each executive vice president will have power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the Managers.

                           (iv) Vice Presidents. Vice presidents will perform
                  the duties assigned to them by the Managers, and at the request of the president, will perform as well the duties of the president's office. Each vice president will have the power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, and other instruments authorized by the Managers.

                           (v) Secretary. The Secretary shall keep the minutes
                  of all meetings of the Members and Managers and shall have general charge of such books and records of the Company as the Managers may direct, and in general shall perform all duties and exercises all powers incident to the office of Secretary and such other duties and powers as the Managers or the President may from time to time assign to or confer on the Secretary.

                           (vi) Treasurer. The treasurer will be the principal
                  financial officer of the Company and will have charge of the corporate funds and securities and will keep a record of the property and indebtedness of the Company. He will, if required by the Managers, give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Managers may require.

                           (vii) Other Officers. The Managers may appoint such
                  other officers, agents, or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Managers may authorize the president or some other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

                  (c) The compensation of all Officers of the Company shall be fixed by the Managers.

                  (d) Each Officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any Officer appointed by the Managers may be removed either with or without cause by the Managers, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Managers.

                                   ARTICLE V

                               MEETINGS OF MEMBERS

         Section 5.1. MEETINGS. Meetings of the Members, for any purpose or purposes, may be called by any Member or the Managers. Unless otherwise required by statute, notice of regular meetings of Members shall not be required.

         Section 5.2. PLACE OF MEETINGS. Meetings of Members for all purposes may be held at such time and place, within or without the State of Delaware, as determined by the Members.

         Section 5.3. QUORUM. At each meeting the holders of a Majority in Membership Interests issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum of the Members for the transaction of business except as otherwise provided by statute, the Certificate or this Agreement, but in no event shall a quorum consist of the holders of less than one-third of the Membership Interests entitled to vote at such a meeting. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 5.4. VOTING BY MEMBERS. With respect to any matter other than a matter for which the affirmative vote of the holders of a specified portion of the Membership Interests entitled to vote is required by the Act, the affirmative vote of the holders of a Majority in Membership Interests entitled to vote represented in person or by proxy at a meeting of Members at which a quorum is present shall be the act of the Members, unless otherwise provided in the Certificate or this Agreement.

         Section 5.5. VOTING PROCEDURE. At any meeting of the Members, every Member having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed by such Member, or by his duly authorized attorney-in-fact. No form of proxy or power of attorney bearing a date more than eleven (11) months prior to said meeting shall be valid, unless said instrument provides for a longer period. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 5.6. ACTION WITHOUT MEETING; TELEPHONE MEETINGS.

                  (a) Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of Membership Interests having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted. Prompt notice shall be given to any Member of the approval of any decision requiring Member approval if such decision was approved without a meeting of the Members and such Member did not approve the decision in writing.

                  (b) Subject to applicable notice provisions and unless otherwise restricted by the Certificate, Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where an individual's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VI

                    LIMITATION OF LIABILITY; INDEMNIFICATION

         Section 6.1. LIMITATION OF LIABILITY. The Members, Managers and any persons serving as officers of the Company and their respective shareholders, members, partners, officers, directors, agents, employees, and representatives shall not be liable, responsible, or accountable in damages or otherwise to the Company or the Members for any mistake of fact or judgment in operating the business of the Company or for any act performed (or omitted to be performed) in good faith (including, without limitation, pursuant to advice of legal counsel) and within the scope of this Agreement, unless such actions or inactions shall have resulted from gross negligence, willful misconduct, or fraud.

         Section 6.2. INDEMNIFICATION AND ADVANCE OF EXPENSES. The Company shall indemnify and/or advance expenses to a Person who was, is, or is threatened to be made a named defendant or respondent in a Proceeding because the Person (i) is or was a Member, Manager or Officer, or (ii) is or was serving at the request of the Company as a member, manager, officer, director, or employee or in a similar capacity of another Person to the fullest extent provided by, and in accordance with the procedures set forth in Section 145 of the Delaware General Corporation Law and any other applicable laws.

                                  ARTICLE VII

                                  DISTRIBUTIONS

         Section 7.1. DISTRIBUTIONS OF CASH FLOW. Except as provided in Section 7.3, Cash Flow shall be distributed to the Members in accordance with the Members' Membership Interests at such time as the Managers, in their sole discretion, may deem appropriate.

         Section 7.2. LIMITATIONS ON DISTRIBUTIONS. The Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than any liabilities to Members in respect of distributions and liabilities for which the recourse of creditors is limited to specific property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability.

         Section 7.3. DISTRIBUTIONS UPON LIQUIDATION OF COMPANY. Upon liquidation of the Company, the assets of the Company shall be distributed no later than the later of ninety (90) days after the date of such liquidation or the end of the Company's taxable year in which the liquidation occurs and shall be applied in the following order of priority:

                  (a) First, to the payment of debts and liabilities of the Company (including debts owed to Members or former Members);

                  (b) Second, to set up any reserves which the Managers deem reasonably necessary for contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business of the Company; and

                  (c) Finally, to the Members pro rata in accordance with their Membership Interest.

         Section 7.4. PAYMENT OF COSTS AND EXPENSES. The Company shall be responsible for paying all costs and expenses of forming and continuing the Company, and conducting the business of the Company. If any such costs and expenses are or have been paid by a Member or any of his Affiliates, then such Member (or his Affiliates) shall be entitled to be reimbursed for such payment so long as such cost or expense was reasonably necessary and was reasonable in amount.

                                  ARTICLE VIII

                                 FISCAL MATTERS

         Section 8.1. BOOKS AND RECORDS. The Company shall keep full and accurate books and records of all of its transactions in accordance with both regulatory and generally accepted accounting principles, consistently applied.

         Section 8.2. TAX RETURNS. The Members shall cause to be prepared and filed on or before the Company's applicable filing due date (including extensions), any required federal, state and local tax returns for the Company.

         Section 8.3. BANK ACCOUNTS. The Members shall open and maintain a special bank account or accounts in a bank or savings and loan association, the deposits of which are insured by an agency of the United States government, in which shall be deposited all funds of the Company. There shall be no commingling of the property and assets of the Company with the property and assets of any other Person.

         Section 8.4. TAX ELECTIONS. The Members shall be entitled to determine any election available to the Company for federal, state or local tax purposes.


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

                                   ARTICLE IX

                     TRANSFERS AND ADMISSION OF NEW MEMBERS

         Section 9.1. RESTRICTION ON TRANSFERS AND ADMISSION OF NEW MEMBERS.

                  (a) Subject to Sections 9.1(b) and 9.1(c), membership in the Company shall be restricted to the Initial Member, assignment in whole or in part of any Membership Interest is prohibited, and no new Members shall be admitted.

                  (b) Notwithstanding the provisions of Section 9.1(a), all or part of the Membership Interest of a Member may be Transferred by the Member if the Transfer is consented to by a Majority in Membership Interests.

                  (c) Notwithstanding the provisions of Section 9.1(a), any Person may be admitted as a new Member of the Company provided that such Person's admission into the Company is consented to by a Majority in Membership Interests.

         Section 9.2. ASSUMPTION BY TRANSFEREE. Any transferee to whom all or any part of a Membership Interest may be Transferred in accordance with Section 9.1(b) shall take such Membership Interest subject to all of the terms and conditions of this Agreement and shall not be considered to have title thereto until said transferee shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect delivered to the Members, at which time, if the proper consents have been obtained, such transferee shall be admitted as a substitute Member and shall succeed to all rights of his transferor.

         Section 9.3. ASSUMPTION BY NEW MEMBERS. Any new Member to whom all or any part of a Membership Interest may be Transferred in accordance with Section 9.1(c) shall take such Membership Interest subject to all of the terms and conditions of this Agreement and shall not be considered to have title thereto until said new Member shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect delivered to the Members, at which time, if the proper consents have been obtained, such new Member shall be admitted as a Member and shall succeed to all rights of a Member.

         Section 9.4. COST OF TRANSFERS. The transferee of any Membership Interest shall reimburse the Company for all costs incurred by the Company resulting from any Transfer.

         Section 9.5. EFFECT OF ATTEMPTED DISPOSITION IN VIOLATION OF THIS AGREEMENT. Any attempted Transfer of any Membership Interest in breach of this Agreement shall be null and void and of no effect whatever.

                                   ARTICLE X

                       RETIREMENT OR RESIGNATION OF MEMBER

         Section 10.1. WITHDRAWAL. A Member may retire or resign from the Company at any time.

         Section 10.2. DISTRIBUTIONS ON WITHDRAWAL. Except as otherwise provided by the Act, the Certificate or in Article XII of this Agreement, upon retirement or resignation of a Member, the retiring or resigning Member (the "Withdrawing Member") shall be entitled to receive in cash or an undivided interest in property of the Company the fair market value of the Member's Membership Interest as of the date of withdrawal. For purposes hereof, the fair market value of a Membership Interest and the nature of the assets to be received will be determined by agreement between a Majority in Membership Interests and the Withdrawing Member. If such agreement cannot be reached between the parties, then such Member shall not withdraw from the Company.

                                   ARTICLE XI

                                    EXPULSION

         Section 11.1. EXPULSION. A Member may be expelled from the Company if the expulsion is consented to by at least sixty-seven percent (67%) of the total Membership Interests.

         Section 11.2. DISTRIBUTIONS ON EXPULSION. Except as otherwise provided by the Act, or in Article XI of this Agreement, upon expulsion, an expelled member shall be entitled to receive in cash or an undivided interest in the property of the Company the fair market value of the Member's Membership Interest as of the date of withdrawal. For purposes hereof, the fair market value of a Membership Interest and the nature of the assets to be received will be determined by a Majority in Membership Interests (excluding the interest of the expelled Member).

                                  ARTICLE XII

                                   DISSOLUTION

         Section 12.1. DISSOLUTION. The Company shall be dissolved as provided in the Act. On dissolution of the Company, the affairs of the Company shall be wound up and the assets of the Company shall be distributed as and to the extent provided by the Act.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1. AMENDMENTS. These Regulations may be amended, modified, terminated or waived only by written agreement among all Members.

         Section 13.2. INTEGRATION. This agreement sets forth all understandings of the Members. All other agreements, oral or written, concerning the Company are merged into and superseded by this agreement.

         Section 13.3. OTHER ACTIVITIES. Any Member may engage or possess an interest in other business ventures of every nature and description, independently or with others, provided that such interest in other business ventures is disclosed to the other Members (unless otherwise prohibited by court order, government regulation or other law), and neither the Company nor any of the other

Members shall have any right by virtue of this Agreement in and to such other ventures or to the income or property derived therefrom.

         Section 13.4. PARTITION. No Member shall be entitled to a partition of any property or assets of the Company, notwithstanding any provision of law to the contrary. A Membership Interest is personal property.

         Section 13.5. NOTICES. Any notice required or permitted to be delivered to any Member under the provisions of this Agreement shall be deemed delivered, whether actually received or not, when deposited in a United States Postal Service depository, postage prepaid, registered or certified, return receipt requested, and addressed to the Member at the address specified by written notice delivered to the Company.

         Section 13.6. PROVISIONS SEVERABLE. Every provision of this Agreement is intended to be severable and, if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         Section 13.7. HEADINGS. The headings of the various Sections are intended solely for convenience of reference, and shall not be deemed or construed to explain, modify or place any construction upon the provisions hereof.

         Section 13.8. THIRD PARTY BENEFICIARIES. These Regulations shall be for the benefit of the undersigned parties and their permitted successors and assigns only, it being the intention of the parties that no one shall be deemed to be a third party beneficiary of this Agreement.

                                  ARTICLE XIV

                             CERTIFICATE BY MEMBERS

         The undersigned, being the sole Member of the Company, hereby agrees to and certifies that the foregoing Agreement is the Agreement of the Company, and that such Agreement has been duly adopted and are binding on the Company and its Members.

         IN WITNESS WHEREOF, the undersigned have signed this certificate as of December 17, 2001.

                                     MEMBER:

                                     HORNBECK-LEEVAC MARINE SERVICES, INC.



                                     By: /s/ CHRISTIAN G. VACCARI
                                        --------------------------------------
                                           Christian G. Vaccari,
                                           Chief Executive Officer

STATE OF LOUISIANA                        )
                                          )
PARISH OF ST. TAMMANY                     )
          --------------------------

         This instrument was ACKNOWLEDGED before me on December 17, 2001, by Christian G. Vaccari, Chief Executive Officer, of HORNBECK-LEEVAC Marine Services, Inc., a Delaware corporation, on behalf of said corporation.




[S E A L]                                  /s/ ILLEGIBLE
                                           ------------------------------------
                                           Notary Public - State of Louisiana
                                                                    -----------

My Commission Expires:                     /s/ ILLEGIBLE
                                           -------------------------------------
   at death                                Printed Name of Notary Public
---------------------


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